PENN OCTANE CORPORATION
              AGREEMENTFOR EXCHANGE OF WARRANTS FOR COMMON STOCK


1. Penn Octane Corporation (Penn Octane) hereby offers to exchange shares of its Common Stock, $0.01 par value per share (Common Stock), for all (but not less than all) outstanding warrants to purchase Common Stock held by Thomas P. Muse (Muse) having an exercise price of $2.50 per share (242,856 warrants) at an exchange rate of 4.4 warrants for each share of Common Stock, or an aggregate of 55,195 shares of Common Stock.

2. Penn Octane agrees that the Common Stock so exchanged shall be included in the next registration statement (other than with respect to an employee benefit plan) filed by the Company, but in no event shall the Company fail to file such a registration statement with the Securities and Exchange Commission later than six months following the date hereof.

3. In the event that such Common Stock is registered as part of an underwritten offering by the Company, Muse agrees to be bound by the same underwriters' conditions regarding sale of the registered stock and other matters as the Company and all other sellers. Penn Octane shall use reasonable efforts to limit Muse's "lock up" period, if any, for any Common Stock acquired in this exchange and not purchased by the underwriter to not longer than ninety days, although the parties recognize that such decision is solely that of the underwriter.

4. If the lock up period referred to in paragraph 3 exceeds ninety days, Muse may elect not to include his stock in the registration and the Company shall, within a reasonable period of time but not later than six months following the underwriting, file a separate registration for the sale of Muse's shares.

5.          Muse  represents  and  warrants:

a) he is the record and beneficial owner of the warrants with full power and authority to convey such warrants to Penn Octane free of any liens or encumbrances or interests of third party;

b) he is familiar with the business and financial condition, properties, operations and prospects of Penn Octane, has been given full access to all material information with respect thereto, and has had an opportunity to ask questions of and receive information from Penn Octane and persons acting on its behalf;

c) he has made, either alone or with his advisors, such independent investigation of Penn Octane, its operations and related matters as he and/or his advisors have deemed necessary or advisable in connection with the exchange referred to above, and has received all information and data deemed necessary in order to reach an informed decision as to the advisability of such exchange; and

d) he is acquiring the Common Stock in such exchange for his own account for investment and with no intention of engaging in any distribution of such shares, will not dispose of any of such shares except in compliance with applicable securities laws, and agrees that any certificate(s) representing
such  shares  may  contain  an  appropriate  legend    to  such  effect.

6. By his execution hereof, Muse agrees to the above-described exchange of Common Stock for warrants on the terms herein set forth. The Closing on such exchange shall take place at the office of the Company, 5847 San Felipe, Suite 3420, Houston, Texas 77057, at
10:00 A.M. Houston time on Tuesday, February 18, 1997.  Promptly following the
     Closing, Muse will file any required reports of ownership changes with the Securities and
     Exchange  Commission.


Dated  February  5,  1997                              Penn Octane Corporation


                                 By:  IAN  T.  BOTHWELL
                                      -----------------
                                      Ian  T.  Bothwell,  Vice  President

/S/ THOMAS P. MUSE
------------------
Thomas  P.  Muse